EXHIBIT 32.1

CERTIFICATION UNDER SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned certifies that this periodic report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that information contained in this periodic report fairly presents, in all material respects, the financial condition and results of operations of California Micro Devices Corporation.

Date: June 14, 2004	By:	/s/ Robert V. Dickinson
Robert V. Dickinson Chief Executive Officer

Date: June 14, 2004	By:	/s/ R. Gregory Miller
R. Gregory Miller Chief Financial Officer

This certification accompanies this periodic report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by for purposes of Section 18 of the Securities Exchange Act of 1934, as amended or incorporated by reference into any filing under the Federal Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended, except to the extent that the registrant specifically incorporates it by reference.